EXHIBIT 5.1

                             GREENBERG TRAURIG, LLP
                                MetLife Building
                           200 Park Avenue, 15th Floor
                            New York, New York 10166


                                                   July 15, 2004


United Energy Corp.
600 Meadowlands Parkway, #20
Secaucus, New Jersey 07094

Dear Sirs:

                  We are acting as counsel to United Energy Corp., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form SB-2, filed on May 14, 2004, No. 333-115484 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 2,500,000 shares of the Company's common stock, par value $.001 per share (the "Shares"), which are being registered in connection with the proposed sale of the Shares by Laurus Master Fund, Ltd., the selling stockholder listed therein.

                  We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the secured convertible term note governing their issuance, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                     Very truly yours,

                                     /s/Greenberg Traurig, LLP

                                     GREENBERG TRAURIG, LLP